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Consent of Independent Registered Chartered Professional Accountants

We hereby consent to (i) the inclusion in DXI Energy Inc.’s Annual Report on Form 20-F for the year ended December 31, 2018; and (ii) the incorporation by reference in DXI Energy Inc.’s Registration Statement on Form F-3 (File No. 333-183587); and (iii) the incorporation by reference in DXI Energy Inc.’s Registration Statements on Form S-8 (Files No. 333-179540 and 333-156772) of our Auditor’s Report dated April 18, 2019 relating to the DXI Energy Inc. Consolidated Financial Statements as at December 31, 2018, and December 31, 2017 and for each of the three years in the period ended December 31, 2018. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/S/ BDO Canada LLP

Vancouver, British Columbia
April 18, 2019
INDEPENDENT REGISTERED CHARTERED PROFESSIONAL ACCOUNTANTS

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.